Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 31, 2021, with respect to the consolidated financial statements of Cepton Technologies, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

February 10, 2022